Exhibit 10.2
AMENDMENT NUMBER 1
TO THE
WILLBROS GROUP, INC.
AMENDED AND RESTATED
MANAGEMENT INCENTIVE COMPENSATION PROGRAM
1. Introduction. On March 1, 2007, the Compensation Committee (the “Panama Committee”) of the Board of Directors of Willbros Group, Inc., a Republic of Panama corporation (the “Panama Corporation”), approved the Willbros Group, Inc. Management Incentive Compensation Program (the “MICP”). The Panama Committee amended and restated the MICP on January 15, 2008, and on February 26, 2008 (the “Amended and Restated MICP”). On March 3, 2009, the Panama Corporation merged with a subsidiary of Willbros Group, Inc., a Delaware corporation (the “Corporation”), and the Corporation hereby reaffirms its assumption of all of the rights, duties, and obligations of the Panama Corporation under the Amended and Restated MICP. The Compensation Committee (the “Committee”) of the Board of Directors of the Corporation has assumed responsibility for the administration of the Amended and Restated MICP. The Amended and Restated MICP provides for Awards to be made to Participants based upon their achievements against Performance Metrics set by the Committee prior to, or as soon as practicable after, the beginning of each Program Year. Terms used in this Amendment to the Amended and Restated MICP and not defined herein shall have the meanings ascribed to such terms in the Amended and Restated MICP.
2. Purpose. The Committee wishes to amplify the descriptions of certain of the Performance Metrics.
3. Amendments.
(a)	The following definition under “Performance Metrics” in Section 2 (Definitions) is amended to read in its entirety as follows:
“Safety—a balanced combination of factors for the Group and/or the specific business unit within the Group including (i) either a prescribed absolute Total Recordable Case Rate (“TRCR”) or a prescribed percentage reduction in the TRCR for the Program Year versus the immediately prior Program Year, (ii) the formal assessment of HSE management system implementation and corrective action planning, (iii) the enhancement of safety culture measured through the completion of a safety culture survey, development and adoption of a safety culture enhancement plan and the completion of plan requirements by the end of the Program Year, (iv) the design and implementation of a key business unit specific safety risk reduction program, and (v) degree of conformance to the Willbros Corporate Incident Management Performance Standard.”
(b)	The following new definition shall be inserted in its alphabetically appropriate place under “Performance Metrics” in Section 2 (Definitions):
“Personal Performance Goals—The achievement of objectively measurable personal performance goals, including earnings, cash flow, customer satisfaction, revenues, financial return ratios, expense reduction results, market performance and compliance with laws, regulations and policies, established by the Committee for a particular Participant.”

(c)	The first two sentences of Section 5 (Timing of Award Payments) are revised to read in their entirety as follows:
“After the year-end financial statements or other appropriate measurements have been finalized for a Program Year, the Awards generated, if any, will be determined and approved by the Committee and certified in writing in minutes of the Committee reflecting such approval. After approval and certification by the Committee, Awards for such Program Year will be paid to Participants no later than two and one-half months following the end of such Program Year.”
(d)	The first sentence of the first paragraph of Section 6 (Award Determination) is revised to read in its entirety as follows:
“The Awards for each Program Year shall be calculated, in the case of Group or a Participant’s Performance Metrics, based on the Group’s or the Participant’s actual performance as compared to threshold, target and maximum Performance Metric Hurdle levels for the Performance Metrics determined for a Group or a Participant for that Program Year by the Committee.”
4. No Change. Except as specifically set forth herein, this Amendment does not change the terms of the Amended and Restated MICP.
5.	Effective Date. This Amendment shall take effect and be adopted as of January 1, 2010.
Executed as of March 23, 2010.

WILLBROS GROUP, INC.
ATTEST:

/s/ Lori Pinder	By:	/s/ Robert R. Harl

Lori Pinder		Robert R. Harl
Deputy Corporate Secretary		President and Chief Executive Officer
Approved by the Compensation Committee as of March 23, 2010.

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